Exhibit 99.01

News Release

FOR IMMEDIATE RELEASE

MEDIA CONTACT:	INVESTOR CONTACT:
Mara Mort	Helyn Corcos
Symantec Corp.	Symantec Corp.
415-850-8645	650-527-5523
mara_mort@symantec.com	hcorcos@symantec.com

Symantec Reports Record June Quarter Revenue and Non-GAAP EPS

Highlights:

•	Organic FX adjusted revenue grew 3%

•	Non-GAAP operating margin expanded to 25.3%

•	Non-GAAP EPS of $0.44 grew 7%

MOUNTAIN VIEW, Calif. – July 30, 2013 – Symantec Corp. (Nasdaq: SYMC) today reported the results of its first quarter of fiscal year 2014, ended June 28, 2013. GAAP revenue for the fiscal first quarter was $1.71 billion, up 2 percent year-over-year and up 3 percent after adjusting for currency.

“I’m proud of the team’s performance despite the ongoing work to right-size and transform the company. I’m also pleased that we delivered better than expected results,” said Steve Bennett, president and chief executive officer, Symantec. “While the hard work is just beginning, I’m confident we have the right team in place to execute our multi-year roadmaps, implement our critical go-to-market changes and continue to make progress on our successful transformation.”

“We achieved better than expected results driven by strength in our backup, information security and endpoint security businesses,” said James Beer, executive vice president and chief financial officer, Symantec. “During a period of planning and significant resource reallocation, we executed well and grew organic revenue by 3 percent. The magnitude of change we are undertaking is substantial and so as we move increasingly into the implementation phase of our transformation, we remain cautious on our outlook for the coming quarter.”

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Symantec Reports Record June Quarter Revenue and Non-GAAP EPS - Page 2 of 5

GAAP Results for the First Quarter of Fiscal Year 2014

•	GAAP operating margin was 13.1 percent compared with 15.0 percent for the same quarter last year.

•	GAAP net income was $157 million compared with net income of $160 million for the year-ago period.

•	GAAP diluted earnings per share were $0.22, flat compared to a year ago.

•	GAAP deferred revenue as of June 28, 2013, was $3.812 billion compared with $3.745 billion as of June 29, 2012, up 2 percent year-over-year and up 3 percent after adjusting for currency.

•	Cash flow from operating activities was $312 million compared with $340 million for the year ago period.

Non-GAAP Results for the First Quarter of Fiscal Year 2014

•	Non-GAAP operating margin was 25.3 percent compared with 24.9 percent for the same quarter last year, up 40 basis points year-over-year and up 36 basis points after adjusting for currency.

•	Non-GAAP net income was $308 million, compared to $297 million for the year-ago period, up 4 percent year-over-year.

•	Non-GAAP diluted earnings per share were $0.44, compared with $0.41 for the year-ago period, an increase of 7 percent.

Business Segment and Geographic Highlights for the Quarter

In alignment with our 4.0 strategy, we created three new business segments. Below is a breakdown of our results by segments and geographies.

•

The User Productivity & Protection segment, which is comprised of endpoint security and management, encryption, and our mobile offerings, represented 43 percent of total revenue and declined 1 percent year-over-year (increased 1 percent after adjusting for currency) to $732 million.

•

The Information Security segment grew 7 percent year-over-year (9 percent after adjusting for currency) to $336 million. This segment represented 20 percent of total revenue and includes Symantec’s security capabilities such as our mail & web security, authentication services, data center security, Managed Security Services (MSS), hosted security services, and Data Loss Prevention (DLP) businesses.

•

The Information Management segment represented 37 percent of total revenue and grew 4 percent year-over-year on an actual and currency adjusted basis to $641 million. This segment is comprised of offerings related to backup and recovery, information intelligence, which includes archiving and e-discovery, and information availability, which we previously referred to as storage management.

•	International revenue represented 51 percent of total revenue and increased 2 percent (4 percent after adjusting for currency).

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Symantec Reports Record June Quarter Revenue and Non-GAAP EPS - Page 3 of 5

•	The Europe, Middle East and Africa region represented 27 percent of total revenue and increased 8 percent year-over-year (6 percent after adjusting for currency).

•	The Asia Pacific/Japan revenue represented 18 percent of total revenue and decreased 5 percent year-over-year (increased 1 percent after adjusting for currency).

•	The Americas, including the United States, Latin America and Canada, represented 55 percent of total revenue and increased 3 percent year-over-year on an actual and currency-adjusted basis.

Capital Allocation

Symantec ended the quarter with cash, cash equivalents and short-term investments of $3.8 billion compared to $4.1 billion, a decrease of 8 percent year-over-year as we paid off our $1 billion of convertible notes that matured in June 2013. On June 27th, Symantec paid our first dividend of 15¢ per share for a total of $105 million. Also, during the quarter, Symantec repurchased 5.2 million shares for $125 million at an average price of $23.96. At the end of the first quarter, Symantec had $1 billion remaining for future repurchases in the current board authorized stock repurchase plan.

Symantec’s Board of Directors has declared a quarterly cash dividend of $0.15 per common share to be paid on September 18, 2013 to all shareholders of record as of the close of business on August 26, 2013. The ex-dividend date will be August 22, 2013.

Fiscal Year 2014 Guidance

For fiscal 2014, we are reconfirming our revenue guidance of 0-2% growth year-over-year and non-GAAP operating margin expansion of 200 basis points – both on a constant currency basis. We expect non-GAAP EPS to grow between 5-7% year-over-year. We expect currency to be a headwind year over year driven primarily by weakness in the Yen. We also expect cash flow from operations to be down approximately $200 million year-over-year driven by severance cash payments.

Second Quarter Fiscal Year 2014 Guidance

Our September quarter guidance takes into consideration the significant changes our sales organization will be undergoing as well as the associated risk. We are confident that these changes will improve execution in the long-term, but may impact results in the short-term.

For the second quarter of fiscal 2014, Symantec expects:

•	GAAP revenue of $1.65 billion to $1.69 billion, compared to $1.70 billion in the year ago period.

•	GAAP operating margin of 13.6 percent to 14.2 percent compared to 17.5 percent in the year ago period.

•	Non-GAAP operating margin of 25.8 percent to 26.4 percent compared to 27 percent in the year ago period.

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Symantec Reports Record June Quarter Revenue and Non-GAAP EPS - Page 4 of 5

•	GAAP diluted earnings per share between $0.22 and $0.24 as compared to $0.27 in the year ago period.

•	Non-GAAP diluted earnings per share between $0.42 and $0.44 as compared to $0.45 in the year ago period.

Guidance assumes an exchange rate of $1.31 per Euro for the September 2013 quarter versus the actual weighted average rate of $1.25 and an end of period rate of $1.29 per Euro for the September 2012 quarter. Our guidance assumes an effective tax rate of 27.5 percent and a common stock equivalents total for the quarter of approximately 705 million shares.

Conference Call

Symantec has scheduled a conference call for 5 p.m. ET/2 p.m. PT today to discuss the results of its fiscal first quarter 2014, ended June 28, 2013 and to review guidance. Interested parties may access the conference call on the Internet at http://www.symantec.com/invest. To listen to the live call, please go to the website at least 15 minutes early to register, download and install any necessary audio software. A replay and script of our officers’ remarks will be available on the investor relations’ home page shortly after the call is completed.

About Symantec

Symantec protects the world’s information, and is the global leader in security, backup and availability solutions. Our innovative products and services protect people and information in any environment – from the smallest mobile device, to the enterprise data center, to cloud-based systems. Our industry-leading expertise in protecting data, identities and interactions gives our customers confidence in a connected world. More information is available at www.symantec.com or by connecting with Symantec at: go.symantec.com/socialmedia.

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NOTE TO EDITORS: If you would like additional information on Symantec Corporation and its products, please visit the Symantec News Room at http://www.symantec.com/news. All prices noted are in U.S. dollars and are valid only in the United States.

Symantec and the Symantec Logo are trademarks or registered trademarks of Symantec Corporation or its affiliates in the U.S. and other countries. Other names may be trademarks of their respective owners.

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Symantec Reports Record June Quarter Revenue and Non-GAAP EPS - Page 5 of 5

FORWARD-LOOKING STATEMENTS: This press release contains statements regarding our financial and business results, which may be considered forward-looking within the meaning of the U.S. federal securities laws, including projections of future revenue, operating margin and earnings per share, as well as projections of amortization of acquisition-related intangibles and stock-based compensation and restructuring charges. These statements are subject to known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from results expressed or implied in this press release. Such risk factors include those related to: general economic conditions; maintaining customer and partner relationships; the anticipated growth of certain market segments, particularly with regard to security and storage; the competitive environment in the software industry; changes to operating systems and product strategy by vendors of operating systems; fluctuations in currency exchange rates; the timing and market acceptance of new product releases and upgrades; the successful development of new products and integration of acquired businesses, and the degree to which these products and businesses gain market acceptance. Actual results may differ materially from those contained in the forward-looking statements in this press release. We assume no obligation, and do not intend, to update these forward-looking statements as a result of future events or developments. Additional information concerning these and other risks factors is contained in the Risk Factors section of our Form 10-K for the year ended March 29, 2013.

USE OF NON-GAAP FINANCIAL INFORMATION: Our results of operations have undergone significant change due to a series of acquisitions, the impact of stock-based compensation, impairment charges and other corporate events. To help our readers understand our past financial performance and our future results, we supplement the financial results that we provide in accordance with generally accepted accounting principles, or GAAP, with non-GAAP financial measures. The method we use to produce non-GAAP results is not computed according to GAAP and may differ from the methods used by other companies. Our non-GAAP results are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. Our management regularly uses our supplemental non-GAAP financial measures internally to understand, manage and evaluate our business and make operating decisions. These non-GAAP measures are among the primary factors management uses in planning for and forecasting future periods. Investors are encouraged to review the reconciliation of our non-GAAP financial measures to the comparable GAAP results, which is attached to our quarterly earnings release and which can be found, along with other financial information, on the investor relations’ page of our website at www.symantec.com/invest.

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SYMANTEC CORPORATION

Condensed Consolidated Balance Sheets

(In millions, unaudited)

	June 28, 2013	March 29, 2013 (1) (2)
ASSETS
Current assets:
Cash and cash equivalents	$3,749	$4,685
Short-term investments	34	62
Trade accounts receivable, net	744	1,031
Inventories, net	17	24
Deferred income taxes	172	169
Deferred commissions	134	130
Other current assets	329	315

Total current assets	5,179	6,416

Property and equipment, net	1,102	1,122
Intangible assets, net	890	977
Goodwill	5,841	5,841
Long-term deferred commissions	30	29
Other long-term assets	109	123

Total assets	$13,151	$14,508

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$274	$334
Accrued compensation and benefits	321	422
Deferred revenue	3,292	3,496
Current portion of long-term debt	—	997
Other current liabilities	318	318

Total current liabilities	4,205	5,567

Long-term debt	2,094	2,094
Long-term deferred revenue	520	521
Long-term deferred tax liabilities	443	426
Long-term income taxes payable	327	318
Other long-term obligations	65	60

Total liabilities	7,654	8,986

Total stockholders’ equity	5,497	5,522

Total liabilities and stockholders’ equity	$13,151	$14,508

(1)	Derived from audited consolidated financial statements.
(2)	This presentation includes revised amounts from a change in accounting policy related to the accounting for commissions. Please see Appendix A for more details.

SYMANTEC CORPORATION

Condensed Consolidated Statements of Income

(In millions, except per share data, unaudited)

	Three Months Ended		Year-Over-Year Growth Rate
	June 28, 2013	June 29, 2012 (2)	Actual	Constant Currency(1)
Net revenue:
Content, subscription, and maintenance	$1,520	$1,475	3%	4%
License	189	193	-2%	-2%

Total net revenue	1,709	1,668	2%	3%

Cost of revenue:
Content, subscription, and maintenance	263	249
License	22	17
Amortization of intangible assets	15	18

Total cost of revenue	300	284	6%	6%

Gross profit	1,409	1,384	2%	3%

Operating expenses:
Sales and marketing	651	668
Research and development	261	249
General and administrative	119	110
Amortization of intangible assets	71	72
Restructuring and transition	83	35

Total operating expenses	1,185	1,134	4%	6%

Operating income	224	250	-10%	-10%

Interest income	3	3
Interest expense	(25)	(29)
Other income (expense), net	18	(6)

Income before income taxes	220	218	1%	N/A

Provision for income taxes	63	58

Net income attributable to Symantec Corporation stockholders	$157	$160	-2%	N/A

Net income per share attributable to Symantec Corporation stockholders —basic	$0.23	$0.22
Net income per share attributable to Symantec Corporation stockholders —diluted	$0.22	$0.22
Weighted-average shares outstanding attributable to Symantec Corporation stockholders — basic	697	716
Weighted-average shares outstanding attributable to Symantec Corporation stockholders — diluted	707	720
Cash dividends declared per common share	$0.15	—

(1)	Management refers to growth rates adjusting for currency so that the business results can be viewed without the impact of fluctuations in foreign currency exchange rates. We compare the percentage change in the results from one period to another period in order to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the actual exchange rates in effect during the respective prior periods.
(2)	This presentation includes revised amounts from a change in accounting policy related to the accounting for commissions. Please see Appendix A for more details.

SYMANTEC CORPORATION

Condensed Consolidated Statements of Cash Flows

(In millions, unaudited)

	Three Months Ended
	June 28, 2013	June 29, 2012 (1)
OPERATING ACTIVITIES:
Net income	$157	$160
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	70	70
Amortization of intangible assets	86	90
Amortization of debt issuance costs and discounts	5	15
Stock-based compensation expense	39	38
Deferred income taxes	31	(4)
Excess income tax benefit from the exercise of stock options	(9)	—
Net gain from sale of short-term investments	(16)	—
Other	10	6
Net change in assets and liabilities, excluding effects of acquisitions:
Trade accounts receivable, net	285	307
Inventories, net	6	1
Deferred commissions	(5)	19
Accounts payable	(64)	—
Accrued compensation and benefits	(97)	(125)
Deferred revenue	(199)	(187)
Income taxes payable	(9)	20
Other assets	1	(27)
Other liabilities	21	(43)

Net cash provided by operating activities	312	340

INVESTING ACTIVITIES:
Purchases of property and equipment	(61)	(79)
Cash payments for acquisitions, net of cash acquired	—	(28)
Proceeds from sale of short-term investments	32	22
Other	—	2

Net cash used in investing activities	(29)	(83)

FINANCING ACTIVITIES:
Repayments of debt and other obligations	(1,189)	—
Proceeds from convertible note hedge	189	—
Net proceeds from sales of common stock under employee stock benefit plans	54	4
Excess income tax benefit from the exercise of stock options	9	—
Tax payments related to restricted stock units	(25)	(7)
Repurchases of common stock	(125)	(301)
Dividends paid, net	(105)	—
Proceeds from debt issuance, net of discount	—	996
Debt issuance costs	—	(7)

Net cash (used in) provided by financing activities	(1,192)	685

Effect of exchange rate fluctuations on cash and cash equivalents	(27)	(22)

Change in cash and cash equivalents	(936)	920
Beginning cash and cash equivalents	4,685	3,162

Ending cash and cash equivalents	$3,749	$4,082

(1)	This presentation includes revised amounts from a change in accounting policy related to the accounting for commissions. Please see Appendix A for more details.

SYMANTEC CORPORATION

Reconciliation of Selected GAAP Measures to Non-GAAP Measures (1)

(In millions, except per share data, unaudited)

	Three Months Ended						Year-Over-Year Non-GAAP Growth Rate
	June 28, 2013			June 29, 2012 (3)				Constant
	GAAP	Adj	Non-GAAP	GAAP	Adj	Non-GAAP	Actual	Currency(2)
Net revenue:	$1,709	N/A	$1,709	$1,668	N/A	$1,668	2%	3%

Gross profit:	$1,409	$19	$1,428	$1,384	$22	$1,406	2%	2%
Stock-based compensation		4			4
Amortization of intangible assets		15			18

Gross margin %	82.4%		83.6%	83.0%		84.3%	-70 bps	-59 bps

Operating expenses:	$1,185	$189	$996	$1,134	$144	$990	1%	2%
Stock-based compensation		35			34
Amortization of intangible assets		71			72
Restructuring and transition		83			35
Acquisition/divestiture-related expenses		—			3

Operating expenses as a % of revenue	69.3%		58.3%	68.0%		59.4%	-110 bps	-95 bps

Operating income	$224	$208	$432	$250	$166	$416	4%	4%

Operating margin %	13.1%		25.3%	15.0%		24.9%	40 bps	36 bps

Net income:	$157	$151	$308	$160	$137	$297	4%	N/A
Gross profit adjustment		19			22
Operating expense adjustment		189			144
Non-cash interest expense		5			13
Loss on sale of assets		—			7
Gain on sale of short-term investments		(16)			—
Income tax effect on above items		(46)			(49)

Diluted net income per share attributable to Symantec Corporation stockholders	$0.22	$0.22	$0.44	$0.22	$0.19	$0.41	7%	N/A

Diluted weighted-average shares outstanding attributable to Symantec Corporation stockholders	707		707	720		720	-2%	N/A

(1)	This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with our consolidated financial measures prepared in accordance with GAAP. For a detailed explanation of these non-GAAP measures, please see Symantec’s Explanation of Non-GAAP Measures and Other Items in Appendix A.
(2)	Management refers to growth rates adjusting for currency so that the business results can be viewed without the impact of fluctuations in foreign currency exchange rates. We compare the percentage change in the results from one period to another period in order to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the actual exchange rates in effect during the respective prior periods.
(3)	This presentation includes revised amounts from a change in accounting policy related to the accounting for commissions. Please see Appendix A for more details.

SYMANTEC CORPORATION

Revenue and Deferred Revenue Detail (1)

(In millions, unaudited)

	Three Months Ended
	June 28, 2013	June 29, 2012
GAAP Revenue
Content, subscription, and maintenance	$1,520	$1,475
License	189	193

Total Revenue	$1,709	$1,668

GAAP Revenue Y/Y Growth Rate
Content, subscription, and maintenance	3%	3%
License	-2%	-10%

Total Y/Y Growth Rate	2%	1%

GAAP Revenue Y/Y Growth Rate in Constant Currency
Content, subscription, and maintenance	4%	6%
License	-2%	-6%

Total Y/Y Growth Rate in Constant Currency	3%	4%

GAAP Revenue by Segment (2)
User Productivity & Protection	$732	$737
Information Security	336	314
Information Management	641	617
GAAP Revenue by Segment: Y/Y Growth Rate (2)
User Productivity & Protection	-1%	-1%
Information Security	7%	14%
Information Management	4%	-3%
GAAP Revenue by Segment: Y/Y Growth Rate in Constant Currency (2)
User Productivity & Protection	1%	2%
Information Security	9%	17%
Information Management	4%	1%
GAAP Revenue by Geography
International	$879	$859
US	830	809
Americas (U.S., Latin America, Canada)	933	909
EMEA	470	436
Asia Pacific & Japan	306	323
GAAP Revenue by Geography: Y/Y Growth Rate
International	2%	0%
US	3%	2%
Americas (U.S., Latin America, Canada)	3%	3%
EMEA	8%	-8%
Asia Pacific & Japan	-5%	9%
GAAP Revenue by Geography: Y/Y Growth Rate in Constant Currency
International	4%	6%
US	3%	2%
Americas (U.S., Latin America, Canada)	3%	3%
EMEA	6%	3%
Asia Pacific & Japan	1%	10%

GAAP Deferred Revenue	$3,812	$3,745

GAAP Deferred Revenue Y/Y Growth Rate	2%	2%

GAAP Deferred Revenue Y/Y Growth Rate in Constant Currency	3%	5%

(1)	Management refers to growth rates adjusting for currency so that the business results can be viewed without the impact of fluctuations in foreign currency exchange rates. We compare the percentage change in the results from one period to another period in order to provide a framework for assessing how our underlying businesses performed. To exclude the effects of foreign currency rate fluctuations, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the actual exchange rates in effect during the respective prior periods (or, in the case of deferred revenue, converted into United States dollars at the actual exchange rate in effect at the end of the prior period).
(2)	This presentation includes revised amounts from a change in segment reporting. Please see Appendix A for more details.

SYMANTEC CORPORATION

Operating Margin by Segment Detail (1) (2)

(In millions, unaudited)

	Three Months Ended
	June 28, 2013	June 29, 2012
Operating Income by Segment
User Productivity & Protection	$257	$258
Information Security	26	(8)
Information Management	149	166

Total Operating Income by Segment	432	416

Reconciling Items:
Stock-based compensation	39	38
Amortization of intangible assets	86	90
Restructuring and transition	83	35
Acquisition/divestiture-related expenses	—	3

Total Consolidated Operating Income	$224	$250

GAAP Operating Margin by Segment
User Productivity & Protection	35%	35%
Information Security	8%	-3%
Information Management	23%	27%

(1)	This presentation includes revised amounts from a change in segment reporting. Please see Appendix A for more details.
(2)	This presentation includes revised amounts from a change in accounting policy related to the accounting for commissions. Please see Appendix A for more details.

SYMANTEC CORPORATION

Guidance and Reconciliation of GAAP to Non-GAAP Operating Margin and Earnings Per Share

(In billions, except per share data, unaudited)

We include certain non-GAAP measures in the tracking and forecasting of our earnings and management of our business. For a detailed explanation of these non-GAAP measures, please see our Explanation of Non-GAAP Measures and Other Items in Appendix A.

Year Ended March 28, 2014
Guidance	Year-Over-Year Growth Rate
Revenue range in constant currency (1)	0% - 2%
Non-GAAP operating margin in constant currency (1)	expanded by 200 bps
Non-GAAP diluted earnings per share range	5% - 7%

Three Months Ending September 27, 2013
Year-Over-Year Growth Rate
Revenue Guidance	Range	Actual	Constant Currency (1)
GAAP revenue range	$1.65 - $1.69	(3)% - (1)%	(2)% - 0%

Three Months Ending September 27, 2013
Year-Over-Year Growth Rate
Operating Margin Guidance and Reconciliation	Range	Actual	Constant Currency (1)
GAAP operating margin	13.6% - 14.2%	(390) bps - (330) bps	(400) bps - (340) bps
Add back:
Stock-based compensation	2.4%
Amortization of intangible assets, non-cash interest expense and restructuring & transition expenses	9.8%

Non-GAAP operating margin	25.8% - 26.4%	(120) bps - (60) bps	(150) bps - (90) bps

Three Months Ending September 27, 2013
Year-Over-Year Growth Rate
Earnings Per Share Guidance and Reconciliation	Range	Actual
GAAP diluted earnings per share range	$0.22 - $0.24	(19)% - (11)%
Add back:
Stock-based compensation, net of taxes	$0.04
Amortization of intangible assets, non-cash interest expense and restructuring & transition expenses, net of taxes	$0.16

Non-GAAP diluted earnings per share range	$0.42 - $0.44	(7)% - (2)%

(1)	Management refers to growth rates adjusting for currency so that the business results can be viewed without the impact of fluctuations in foreign currency exchange rates. We compare the percentage change in the results from one period to another period in order to provide a framework for assessing how our underlying businesses performed. To exclude the effects of foreign currency rate fluctuations, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the actual exchange rates in effect during the respective prior periods (or, in the case of deferred revenue, converted into United States dollars at the actual exchange rate in effect at the end of the prior period).

SYMANTEC CORPORATION

Explanation of Non-GAAP Measures and Other Items

Appendix A

Change in accounting policy: Effective March 30, 2013, we changed our accounting policy for sales commissions that are incremental and directly related to customer sales contracts in which revenue is deferred. These commission costs are accrued and capitalized upon execution of a non-cancelable customer contract, and subsequently expensed over the term of such contract in proportion to the related future revenue streams. For commission costs where revenue is recognized, the related commission costs are recorded in the period of revenue recognition. Prior to this change in accounting policy, commission costs were expensed in the period in which they were incurred. The adoption of this accounting policy change has been applied retrospectively to all periods presented in this document, in which the cumulative effect of the change has been reflected as of the beginning of the first period presented.

Segment reporting: We previously announced our new strategic direction during the fourth quarter of fiscal 2013. As part of the strategy, we made changes to the organization and to performance measurements. During the first quarter of fiscal 2014, we modified our segment reporting structure to more readily match our operating structure. The historical periods presented have been adjusted to reflect the modified reporting structure, which are now the following:

•	User Productivity & Protection

•	Information Security

•	Information Management

Historically, we reported our Other segment which consisted primarily of sunset products and products nearing the end of their life cycle. As such there was no revenue associated with this segment. Additionally, this Other segment included certain general and administrative expenses, amortization of intangible assets, stock-based compensation expense, restructuring and transition expenses, and certain indirect costs that were not charged to the other operating segments. Effective fiscal 2014, we will allocate all of our shared expenses from this Other segment to the three new segments except for the following reconciling items: stock-based compensation, amortization of intangible assets, restructuring and transition, impairment of intangible assets, impairment of assets held for sale, acquisition/divestiture-related expenses and settlements of litigation.

The non-GAAP financial measures included in the tables adjust for the following items: business combination accounting entries, stock-based compensation expense, restructuring and transition charges, charges related to the amortization of intangible assets, impairments of assets and certain other items. We believe the presentation of these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provides meaningful supplemental information regarding the Company’s operating performance for the reasons discussed below. Our management uses these non-GAAP financial measures in assessing the Company’s operating results, as well as when planning, forecasting and analyzing future periods. We believe that these non-GAAP financial measures also facilitate comparisons of the Company’s performance to prior periods and to our peers and that investors benefit from an understanding of these non-GAAP financial measures.

Stock-based compensation: Consists of expenses for employee stock options, restricted stock units, restricted stock awards, performance based awards and our employee stock purchase plan determined in accordance with the authoritative guidance on stock-based compensation. When evaluating the performance of our individual business units and developing short and long term plans, we do not consider stock-based compensation charges. Our management team is held accountable for cash-based compensation, but we believe that management is limited in its ability to project the impact of stock-based compensation and accordingly is not held accountable for its impact on our operating results. Although stock-based compensation is necessary to attract and retain quality employees, our consideration of stock-based compensation places its primary emphasis on overall shareholder dilution rather than the accounting charges associated with such grants. In addition, for comparability purposes, we believe it is useful to provide a non-GAAP financial measure that excludes stock-based compensation in order to better understand the long-term performance of our core business and to facilitate the comparison of our results to the results of our peer companies. Furthermore, unlike cash-based compensation, the value of stock-based compensation is determined using complex formulas that incorporate factors, such as market volatility, that are beyond our control.

	Three months ended
	June 28, 2013	June 29, 2012
Cost of revenue	$4	$4
Sales and marketing	14	16
Research and development	13	11
General and administrative	8	7

Total stock-based compensation	$39	$38

Amortization of intangible assets: When conducting internal development of intangible assets, accounting rules require that we expense the costs as incurred. In the case of acquired businesses, however, we are required to allocate a portion of the purchase price to the accounting value assigned to intangible assets acquired and amortize this amount over the estimated useful lives of the acquired intangible assets. The acquired company, in most cases, has itself previously expensed the costs incurred to develop the acquired intangible assets, and the purchase price allocated to these assets is not necessarily reflective of the cost we would incur in developing the intangible asset. We eliminate these amortization charges from our non-GAAP operating results to provide better comparability of pre- and post-acquisition operating results and comparability to results of businesses utilizing internally developed intangible assets.

Restructuring and transition: We have engaged in various restructuring and transition activities over the past several years that have resulted in costs associated with severance, facilities costs, and transition and other related costs. Transition and other related costs consist of severance costs associated with acquisition integrations in efforts to streamline our business operations, associated with the implementation of a new Enterprise Resource Planning system, and costs related to the outsourcing of certain back office functions. Each restructuring and transition activity has been a discrete event based on a unique set of business objectives or circumstances, and each has differed from the others in terms of its operational implementation, business impact and scope. We do not engage in restructuring or transition activities in the ordinary course of business. While our operations previously benefited from the employees and facilities covered by our various restructuring charges, these employees and facilities have benefited different parts of our business in different ways, and the amount of these charges has varied significantly from period to period. We believe that it is important to understand these charges and, we believe that investors benefit from excluding these charges from our operating results to facilitate a more meaningful evaluation of current operating performance and comparisons to past operating performance.

SYMANTEC CORPORATION

Explanation of Non-GAAP Measures and Other Items

Appendix A (continued)

Acquisition/divestiture-related expenses: The authoritative guidance on business combinations requires us to record in the statement of income, certain items that at the time of an acquisition would have been recorded to goodwill under the old authoritative guidance. We have excluded the effect of acquisition-related expenses from our non-GAAP operating expenses and net income measures. We incurred expenses in connection with our acquisitions, which we generally would not have otherwise incurred in the periods presented as a part of our continuing operations. Acquisition/divestiture-related expenses consist of professional service expenses. We believe it is useful for investors to understand the effects of these items on our operations. Although acquisition/divestiture-related expenses generally diminish over time with respect to past transactions, we generally will incur these expenses in connection with any future transactions.

Non-cash interest expense: Effective April 4, 2009, we adopted authoritative guidance on convertible debt instruments, which changed the method of accounting for our convertible notes. Under this authoritative guidance, our EPS and net income calculated in accordance with GAAP have been reduced as a result of recognizing incremental non-cash interest expense. We believe it is useful to provide a non-GAAP financial measure that excludes this incremental non-cash interest expense in order to better understand the long-term performance of our core business and to facilitate the comparison of our results to the results of our peer companies.

Loss on sale of assets: During the first quarter of fiscal 2013, management sold certain intangible assets pertaining to the former Storage and Server Management segment and incurred a loss of $7 million. These intangible assets were acquired, in addition to other intangible assets, in a recent acquisition and did not meet the long-term strategic objectives of the segment. We have included the impact of this item in the Other (Expense) Income, net in our GAAP income statement. The Company’s management excluded this item when evaluating its ongoing operating performance, and therefore excluded this loss when presenting non-GAAP financial measures.

Gain on sale of short-term investments: This constitutes the gain from the sale of the Company’s short-term investments. The Company’s management excludes this gain when evaluating its ongoing performance and therefore excludes this gain when presenting non-GAAP financial measures.